<LOGO>
Principal
Financial		Principal Life
Group		Insurance Company

December 15, 2008

Ms. Nora Everett, President
Principal Funds, Inc.
Principal Financial Group
Des Moines, IA 50392-2080

Dear Ms. Everett

Principal Life Insurance Company intends to purchase the following shares (the “Shares”):

	Purchase	Shares
Principal Funds, Inc. -	Amount	Purchased
Mortgage Securities, Class J	$10,000	936.330
Mortgage Securities, Class R-1	$10,000	936.330
Mortgage Securities, Class R-2	$10,000	936.330
Mortgage Securities, Class R-3	$10,000	936.330
Mortgage Securities, Class R-4	$10,000	936.330
Mortgage Securities, Class R-5	$10,000	936.330

Each share has a par value of $10.68 per share. In connection with such purchase, Principal
Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.

PRINCIPAL LIFE INSURANCE COMPANY

BY /s/ Michael D. Roughton
Michael D. Roughton
	Vice President and Associate General Counsel

711 High Street, Des Moines, Iowa 50392-0001 (515) 247-5111

<LOGO>
Principal
Management
Corporation
A Member of the Principal
Financial Group

December 15, 2008

Ms. Nora Everett, President
Principal Funds, Inc.
Principal Financial Group
Des Moines, IA 50392-2080

Dear Ms. Everett

Principal Management Corporation intends to purchase the following shares (the “Shares”):

	Purchase	Shares
Principal Funds, Inc. -	Amount	Purchased
Global Diversified Income, Class A	$45,000	4,500
Global Diversified Income, Class C	$45,000	4,500
Global Diversified Income, Class I	$10,000	1,000

Each share has a par value of $10.00 per share. In connection with such purchase, Principal Management Corporation represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.

PRINCIPAL MANAGEMENT CORPORATION

BY /s/ Michael D. Roughton
Michael D. Roughton
Senior Vice President and Senior Securities
Counsel

Princor Financial Services Corporation, a member of the Principal Financial Group
Des Moines, Iowa 50392-0200 (800) 247-4123 / FAX (515) 248-4745